UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2006

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	34-0-26512	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 8-20 East Broadway, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.        Triggering Events that Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement

On December 15, 2006, RenaissanceRe Holdings Ltd. (the “Company”) announced that it had issued a mandatory notice of redemption of all 6,000,000 of its issued and outstanding 8.10% Series A Preference Shares (the “Series A Shares”). The redemption is to take place on January 15, 2007. The redemption will be conducted pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series A Shares, and the aggregate redemption price paid by the Company for the Series A Shares will be approximately $151.5 million, which includes accrued and unpaid dividends to January 15, 2007.

Item 8.01        Other Events

On December 15, 2006, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibits are filed as part of this report:

99.1	Copy of the Company’s press release, issued December 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date:	December 15, 2006	By:	/s/ Stephen H. Weinstein
Name: Stephen H. Weinstein Title: General Counsel, Corporate Secretary & Chief Compliance Officer

INDEX TO EXHIBITS

Exhibit #	Description

99.1	Copy of the Company’s press release, issued December 15, 2006.